UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2014

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 N. Martingale Road
Suite 2050
Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 9, 2014, Sparton Corporation (the “Company”) and its wholly-owned subsidiaries, Spartronics, Inc., Sparton Technology, Inc., Sparton DeLeon Springs, LLC, Sparton Medical Systems, Inc., Sparton Medical Systems Colorado, LLC, Sparton BP Medical Denver, LLC, Sparton Onyx, LLC, Onyx EMS, LLC, Resonant Power Technology, Inc., Sparton Brooksville, LLC, Sparton Aydin, LLC, Sparton Beckwood, LLC, Beckwood Services, Inc., and Sparton Aubrey Group, Inc. (collectively, the “Sparton Subsidiaries”) entered into a Consent and Amendment No. 2 (the “Amendment”) to its Credit and Guaranty Agreement (“Credit Agreement”) with the financial institutions from time to time party thereto (the “Lenders”) and BMO Harris Bank, N.A., as a Lender and as agent for the Lenders (in such capacity, the “Administrative Agent”), dated as of November 15, 2012. This Amendment increases the Revolving Credit Commitment under the Credit Agreement from $35,000,000 to $70,000,000 (the $30,000,000 acquisition loan remains in place without amendment bringing the total Commitments under the Credit Agreement to $100,000,000), amends the definition of Permitted Acquisition to increase the maximum total consideration permitted in connection with acquisitions thereunder, and amends the covenant under Section 8.25 of the Credit Agreement which requires certain deposit accounts to be subject to account control agreements or blocked account agreements to cross-reference the thirty (30) day post-acquisition grace period for complying with such covenant provided for under Section 4.4(b)(ii) of the Credit Agreement.

The foregoing is a summary of the material terms and conditions of the Amendment and not a complete discussion of the document. A copy of the Consent and Amendment No. 2 to Credit and Guaranty Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Consent and Amendment No. 2 To Credit and Guaranty Agreement entered into between the Lenders, the Company and the Sparton Subsidiaries

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTON CORPORATION

Dated: July 11, 2014	By:	/s/ Cary B. Wood
Cary B. Wood, President and Chief Executive Officer

Index to Exhibits

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 10.1	Consent and Amendment No. 2 To Credit and Guaranty Agreement entered into between the Lenders, the Company and the Sparton Subsidiaries